EXHIBIT 10.5
VOTING AND SUPPORT SETTLEMENT AGREEMENT
This Agreement (this “Agreement”) is made and entered into as of March 28, 2016, by and between Ambac Financial Group, Inc. (the “Company”) and Sterling Grace Municipal Securities Corp. (the “Stockholder”) (the Company and Stockholder, each a “Party” to this Agreement, and collectively, the “Parties”).
RECITALS
WHEREAS, Stockholder has communicated with the Company concerning the affairs of the Company, including possible additions to the membership of its board of directors (the “Board”);
WHEREAS, the Company and the Stockholder each desire that the Company increase the size of the Board and add two new members (who shall also be added to the Board of Ambac Assurance Corp. following the 2016 Annual Meeting) and desire that such new members be nominated for election at the 2016 annual meeting of stockholders of the Company, including any adjournment or postponement thereof (the “2016 Annual Meeting”);
WHEREAS, the Company and the Stockholder have each determined to come to agreement with respect to the foregoing and certain other matters, as provided in this Agreement.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound hereby, agree as follows:
1.Board Matters; Board Appointments; 2016 Annual Meeting.
(a)    Effective as of the execution of this Agreement, the Stockholder on behalf of itself and its Affiliates hereby agrees that it shall not, and that it and any of its Affiliates shall not (and shall use reasonable best efforts to cause its Associates not to), (i) nominate or recommend for nomination any person for election at the 2016 Annual Meeting, directly or indirectly, (ii) submit any proposal for consideration at, or bring any other business before, the 2016 Annual Meeting, directly or indirectly, (iii) initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2016 Annual Meeting, directly or indirectly, or (iv) publicly or privately encourage or support any other stockholder to take, or support in the taking of, any of the actions or matters described in this Section 1(a).
(b)    The Board and all applicable committees of the Board shall promptly take all necessary actions, pursuant to the Bylaws so that (i) the Board shall be increased in size to eight members (from six), effective as of March 28, 2016 through the time that is immediately prior to the election of directors at the 2016 Annual Meeting, and then shall be reduced in size to six directors as of the election of directors at the 2016 Annual Meeting, it being understood that there shall be only six directors to be elected at the 2016 Annual Meeting; (ii) Ian Haft and David Herzog (the “Independent Nominees”), who have consented to such appointment and agreed to serve on the Board, shall be appointed to the Board to fill the resulting vacancies from the increase of the size of the Board, effective March 28, 2016; (iii) the Board shall nominate each of the Independent Nominees, along with Alexander Greene, C. James Prieur, Jeffrey Stein and Nader Tavakoli (collectively, the “2016 Board Nominees”) as directors for election to the Board at the 2016 Annual Meeting; (iv) at the 2016 Annual Meeting, two (2) of the directors serving on the Board on the date hereof (being Eugene Bullis and Victor Mandel) shall not stand for re-election and (v) the Company shall recommend, support and solicit proxies at the 2016 Annual Meeting for each of the 2016 Board Nominees; provided that the Company will use reasonable best efforts to recommend, support and solicit proxies in favor of the election of the Independent Nominees to the Board at the 2016 Annual Meeting (including recommending that the Company’s shareholders vote in favor of the Independent Nominees for election in a manner no less rigorous and favorable than the manner in which the Company recommends, support and solicits proxies in favor of the election of the other 2016 Board Nominees in the aggregate). After the 2016 Annual Meeting and through the completion of the 2017 annual meeting of shareholders (the “2017 Annual Meeting”), the Board shall not increase the size of the Board to more than six directors other than by unanimous vote of the directors then in office.
(c)    From and after the 2016 Annual Meeting, the Independent Nominees shall serve on the board of directors of Ambac Assurance Corp., so long as such individuals serve on the Board.
(d)     Provided the obligations in Section 1(e) are in full force and effect, the Stockholder agrees to appear in person or by proxy at the 2016 Annual Meeting and to vote, or cause to be voted, all shares of shares of Common Stock beneficially owned by (x) the Stockholder or any of its Affiliates as of March 29, 2016 (the “Record Date”) and (y) all other shares over which such person has voting power at the 2016 Annual Meeting (i) in favor of the 2016 Board Nominees, (ii) in favor of the Company’s “say-on-pay” proposal, and (iii) in favor of the ratification of the Company’s auditors.
(e)     From the date hereof through the close of business on the date on which the 2016 Annual Meeting is completed (including any adjournments or postponements thereof), the Stockholder agrees that neither it nor any of its Affiliates will (and it shall use reasonable best efforts to cause its Associates not to), directly or indirectly, in any manner (whether through third parties or otherwise), other than, in each of cases (i) – (v), in support of and in favor of the election of all of the 2016 Board Nominees and the other matters referred to in Section 1(d):
(i)    solicit proxies or written consents of stockholders or conduct any other type of referendum (binding or non-binding) with respect to, or from the holders of, the Common Stock, or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), in or assist any person not a party to this Agreement (a “Third Party”) in any “solicitation” of any proxy, consent or other authority (as such terms are defined under the Exchange Act) to vote any shares of the Common Stock (other than such encouragement, advice or influence that is consistent with Company management’s recommendation in connection with such matter);
(ii)    advise, encourage, support or influence any person with respect to the voting of any securities of the Company at the 2016 Annual Meeting or special meeting of stockholders, or seek to do so (other than such encouragement, advice or influence that is consistent with the Company’s recommendation in connection with such matter);
(iii)    seek or encourage any person to submit nominations in furtherance of a “contested solicitation” for the election or removal of directors with respect to the Company or seek, encourage or take any other action with respect to the election or removal of any directors or with respect to the submission of any stockholder proposal;
(iv)    other than as provided in this Agreement, seek, alone or in concert with others, representation on the Board;
(v)    seek or request permission to do any of the foregoing, make any request to amend, waive or terminate any provision of this Section 1 (including, without limitation, this Section 1(e)), or make or seek permission to make any public announcement with respect to any of the foregoing;
(vi)    otherwise act, alone or in concert with others to make or cause to be made any statement disparaging of the Company, its directors or management including: (i) in any document or report filed with or furnished to the SEC or any other governmental agency, (ii) in any press release or other publicly available format, or (iii) to any analyst, journalist or member of the media (including without limitation, in a television, radio, newspaper or magazine interview), or otherwise (it being agreed that the prosecution in good faith of litigation asserting that the Company has breached its obligations under this Agreement, in and of itself, shall not constitute a violation of this clause (vi) to the extent it is necessary in such litigation to describe the facts underlying the asserted breach).
The restrictions set forth above in this Section 1(e) shall not apply for the duration of any period that the Company is not in material compliance with its obligations under Section 1(b) and Section 1(c).
2.    Representations and Warranties of the Company.
The Company represents and warrants to the Stockholder that this Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
3.    Representations and Warranties of the Stockholder.
The Stockholder represents and warrants to the Company that this Agreement has been duly authorized, executed and delivered by the Stockholder, is a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. The Stockholder further represents and warrants that, the Stockholder, together with those of its Affiliates as to which the Stockholder has the ability to cause compliance with the obligations of the Stockholder’s Affiliates hereunder, (i) as of the Record Date, owned beneficially or directly, and as of the date of this Agreement, own beneficially or directly, 2,115,022 shares of Common Stock (the “Covered Shares”), and (ii) as of the date of this Agreement, except for the Covered Shares and except as set forth on Exhibit A, do not currently have, and do not currently have any right to acquire, any interest in any other debt or equity securities of the Company or any of its subsidiaries, including, in the case of Ambac Assurance Corporation, obligations insured by such entity or any rights, options or other securities convertible into or exercisable or exchangeable (whether or not convertible, exercisable or exchangeable immediately or only after the passage of time or the occurrence of a specified event) for such securities or any obligations measured by the price or value of any securities of the Company or any of its subsidiaries, including any swaps or other derivative arrangements designed to produce economic benefits and risks that correspond to the ownership of the Common Stock, whether or not any of the foregoing would give rise to beneficial ownership, and whether or not to be settled by delivery of Common Stock, payment of cash or by other consideration, and without regard to any short position under any such contract or arrangement. The Stockholder further represents and warrants that, as of the date of this Agreement, the Stockholder has no current intention to transfer or dispose of, or engage in any trading in or with respect to, and Covered Shares. The Stockholder further represents and warrants that, as of the date of this Agreement and the Record Date, and assuming that the Record Date is unchanged from the date specified in the definition thereof, the Stockholder has the power to direct the voting power of the Covered Shares with respect to the 2016 Annual Meeting.
4.    No Transfer of Record Date Voting Power. From the date of this Agreement through the completion of the 2016 Annual Meeting (including any postponements or adjournments thereof), Stockholder agrees not to engage in any trading in or with respect to the Common Stock of the Company that would have the effect of reducing the net voting power of the Stockholder and its Affiliates would have with respect to the election of directors at the 2016 Annual Meeting (assuming for purposes of this Section 4, that the record date for such meeting remains March 29, 2016) below the voting power of the Covered Shares (which, for the avoidance of doubt, is equal to the number of shares held by the Stockholder as of the Record Date).
5.    Termination. This Agreement shall terminate on the earlier of (a) the date on which the Independent Nominees cease to serve on the Board, or (b) the date which is six months from the date hereof.
6.    Press Release and SEC Filing. Promptly following the execution of this Agreement, the Company will issue a press release in the form agreed with the Stockholder (the “Agreed Press Release”) announcing this Agreement and any other settlement related agreement entered into with any other shareholder of the Company. The Stockholder shall not make any public announcement or public statement that is inconsistent with or contrary to the statements made in the Agreed Press Release, except as required by law or the rules of any stock exchange or with the prior written consent of the Company.

7.    Specific Performance; Remedies.
The Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity; provided, that notwithstanding any provision in this Agreement to the contrary, the Stockholder shall not have the right to enforce (specifically or otherwise) or make any claim or demand with respect to, or have any rights against or obligations to, any other stockholder of the Company under or in connection with any provision of this Agreement (it being acknowledged and understood by the Stockholder and the Company that there is no agreement or understanding as to any of the matters hereunder between the Stockholder and any other owner of the Company’s Common Stock, and that the Stockholder’s rights and obligations hereunder exist solely with respect to the Company and not with respect to any other stockholder). The Company shall have the sole right in its sole and absolute discretion to enforce or waive such breach, without requiring the consent of or any other action by the other Party hereto. FURTHERMORE, EACH OF THE PARTIES HERETO (A) IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY AND (B) AGREES TO WAIVE ANY BONDING REQUIREMENT UNDER ANY APPLICABLE LAW, IN THE CASE ANY OTHER PARTY SEEKS TO ENFORCE THE TERMS BY WAY OF EQUITABLE RELIEF. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
8.    Expenses.
Each Party shall each be responsible for its own fees and expenses incurred in connection with the negotiation, execution and effectuation of this Agreement and the transactions contemplated hereby, including, but not limited to, any matters related to the 2016 Annual Meeting.
9.    Severability.
If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the Parties that the Parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the Parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.
10.    Notices.
Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending Party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the Party to receive the same. The addresses and facsimile numbers for such communications shall be:
If to the Company:
Ambac Financial Group, Inc.
One State Street Plaza, 16th Floor
New York, New York
Facsimile No.: (212) 208-3384
Attention: General Counsel

With copies (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Facsimile No.: (212) 403-2000
Attention: Mark Gordon
If to the Stockholder:
Mark A. Doyle
Sterling Grace Municipal Securities Corp.
100 Summerhill Road
Spotswood, N.J. 08884
Facsimile No.: 732-251-8
Attention: Mark Doyle
Email: Mdoyle@sterlinggrace.org
11.    Applicable Law.
This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof that would result in the application of the laws of another jurisdiction. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other Party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery of the State of Delaware (or, if any such court declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) and any appellate court therefrom. Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the Parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable legal requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter of this Agreement, may not be enforced in or by such courts.
12.    Affiliates and Associates. The obligations of the Stockholder herein shall be understood to apply to each of its Affiliates. The Stockholder shall cause its Affiliates and shall use reasonable best efforts to cause its Associates to comply with the terms of this Agreement; provided that, the foregoing notwithstanding, the Stockholder shall be severally responsible for any breach or failure to comply on the part of any of its Affiliates or Associates. As used in this Agreement, the terms “Affiliate” and “Associate” shall have the respective meanings set forth in Rule 12b-2 promulgated by the Securities and Exchange Commission under the Exchange Act, and shall include all persons or entities that at any time during the term of this Agreement become Affiliates or Associates of any person or entity referred to in this Agreement (provided that, for purposes of this Agreement, neither “Affiliate” nor “Associate” shall include any natural person, and, provided further, that neither such term shall include any entity whose equity securities are registered under the Exchange Act (or are publicly traded in a foreign jurisdiction), solely by reason of the fact that a principal of the Stockholder serves as a member of its board of directors or similar governing body, unless the Stockholder otherwise controls such entity (as the term “control” is defined in Rule 12b-2 promulgated by the SEC under the Exchange Act) and no entity shall be an Associate solely by reason of clause (1) of the definition of Associate in Rule 12b-2 if it is not otherwise an Affiliate). The Stockholder and the

Company shall each be responsible for any breach of the terms of this Agreement by such persons, as applicable. The Company shall cause its directors, officers and controlled Affiliates to comply with the terms of this Agreement.
13.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party (including by means of electronic delivery or facsimile).
14.    Entire Agreement; Amendment and Waiver; Successors and Assigns; Third Party Beneficiaries. This Agreement contains the entire understanding of the Parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the Parties other than those expressly set forth herein. No modifications of this Agreement can be made except in writing signed by an authorized representative of each the Parties. No failure on the part of either Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to either Party, the prior written consent of such Party . This Agreement is solely for the benefit of the Parties hereto and is not enforceable by any other persons.
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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date first above written.

Sterling Grace Municipal Securities Corp.

By:	/s/ Mark A. Doyle
	Name:	Mark A. Doyle
	Title	President

AMBAC FINANCIAL GROUP, INC.

By:	/s/ Stephen M. Ksenak
	Name:	Stephen M. Ksenak
	Title	Senior Managing Director and General Counsel

EXHIBIT A
365,130 Ambac Financial Group Warrants
Surplus Notes issued from the Segregated Account with par value $14,683,336 (prior to the factor) (CUSIP 023138AA8)
Ambac Municipal Bonds insured by the General Account in various amounts